STOCK OPTION AGREEMENT
                                   BETWEEN
                 WlLLIAM R. STODDARD AND CYCLOPSS CORPORATION


     THIS AGREEMENT is effective as of the 6th day of December , 1999 (the "Grant Date"), by and between CYCLOPSS CORPORATION (the "Company") and William
R. Stoddard (the "Optionee");


                                 WITNESSETH:
      WHEREAS, Optionee is the President and CEO of the Company, and the Company and its board of directors consider it desirable and in its best interests that Optionee be given an inducement to remain in the Company's employ and to acquire a proprietary interest in the Company, and an added incentive to advance the interests of the Company by possessing an option to purchase shares of the Company's common stock (the "Stock"), and

      WHEREAS, the compensation committee of the Board of Directors of the Company (the "Committee") and the Board of Directors of the Company has authorized the grant to Optionee of a stock option authorizing Optionee to purchase shares of common stock of the Company (the "Common Stock"); and

     WHEREAS, the Company and Optionee wish to further confirm and outline the terms and conditions of the option;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:


      l. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein and in the prospectus and the registration statement to be filed registering the shares underlying this option, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of 2,654,354 shares of common stock of the Company. The number of shares underlying the Option will remain fixed.


   2. Term and Exercise of Option. Subject to the provisions of this Agreement:

      (a) This option may be exercised by the optionee at any time during the Option Period, as defined in Section 4 hereof which provides that all of the Options granted herein will be exercisable until December 6, 2004. At that date, any options granted herein that have not yet been exercised will be canceled by the Company.

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      (b) Subject to Section 7 hereof,  the Option may be exercised with respect the exercisable portion thereof at any time after December 7, 1999 and prior to the expiration date by the delivery to the Company, at its principal place of business, of:

      (I) a written notice of exercise in substantially the form attached hereto as Exhibit l, which shall be actually delivered to the Company no earlier than thirty (30) days prior to the date upon which Optionee desires to exercise all or a portion of Option;

      (ii) payment to the Company of the Exercise Price, defined in Section 3 below, multiplied by the number of shares being purchased (the "Purchase Price") in the manner provided in Subsection (c) hereof; and

      (iii) payment of all withholding tax obligations, if any, (whether federal, state or local) imposed by reason of the exercise of the Option.

Upon receipt of such notice, receipt of payment in full of the Purchase Price, and receipt of payment of any withholding tax obligations due, the Company shall cause to be issued an unrestricted certificate representing the Shares purchased.

      (c) The Purchase Price and withholding tax obligations, if any, shall be paid in full upon the exercise of an Option and no Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for Shares purchased pursuant to the exercise of an Option and any tax withholding obligations shall be made:

(i) in cash or by certified check;or

(ii) by delivery to the Company of a number of shares of common stock of the Company which have been owned by the optionee for at least six months prior to the date of the Option's exercise and which have a fair market value on the date of exercise, as determined by the Compensation Committee in its sole discretion, which is either equal to or which in combination with cash is equal to the purchase price; or

(iii) by receipt of the purchase price in cash from a broker, dealer or other "creditor" as defined by Regulation "T" issued by the Board of Governors of the Federal Reserve System following delivery by the optionee to the committee of instructions regarding delivery to such broker, dealer or other "creditor"of that number of shares of common stock with respect to which the Option is exercised.

      3. Exercise Price. The exercise price for each share of Common Stock for which the Option is exercised shall be $.065 per share subject to adjustment as set forth in Section 7 hereof (the "Exercise Price"). Said Exercise Price is not less than 100% of the fair market value of such stock as of the date of action by the Compensation Committee.


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      4. Term and Termination of Option.  Except as otherwise  provided  herein, the term of the option (the "Option Period") shall commence upon the Grant Date, and shall terminate on the fifth anniversary of the Grant Date. Upon expiration of the Option Period this Option, and all unexercised rights granted to Optionee hereunder, shall terminate and thereafter be null and void.

      5. Rights as Shareholders. Until the stock certificates reflecting the Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Shares. The Company shall make no adjustment for any dividends, distributions or other rights on or with respect to Shares purchased pursuant to the Option for which the record date is prior to the issuance of that stock certificate.

      6. Restriction on Transfer of Option. The Option evidenced hereby is fully transferable and assignable including by last will and testament or the laws of descent and distribution, and, shall be exercisable by the Optionee, or his transferee or assigns (or in the event of his disability, by his personal representative) and after his death, only by his personal representative.

      7. Change in Capitalizantion, Change in Control, etc. If the number of shares of the Common Stock of the Company shall be increased or reduced by a stock split, payment of a stock dividend, a subdivision or combination of shares, reclassification, merger or consolidation, or- similar capital adjustment, an appropriate adjustment shall be made by the Committee in the number and kind of shares as to which the Option, or the portion thereof then unexercised, shall be or become exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price. All adjustments made by the Committee under this Section shall be conclusive.

      If the Company shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, an appropriate adjustment shall be made with respect to the Shares so that the Optionee shall be entitled to purchase at the same times and upon the same terms and conditions as are then provided by this Agreement, the number and class of securities to which a holder of the number of Shares subject to the Agreement at the time of the transaction would have been entitled to receive as a result of such transaction, with any corresponding adjustment made to the Exercise Price.

      In the event of (a) a dissolution or liquidation of the Company; (b) a merger of the Company into another corporation, or any consolidation, share exchange, combination, reorganization, or like transaction in which the Company is not the survivor; (c) a sale or transfer (other than as security for the Company's obligations) of at least a majority if the assets of the Company; or
(d) a sale or transfer of 50% or more of the issued and outstanding shares of Common Stock by the holders thereof in a single transaction or in a series of related transactions, the Option shall become immediately exercisable as to all Shares subject thereto to the extent it has not already become so.

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The Company shall) use its best efforts to provide  Optionee with written notice of such transaction at least thirty (30) days prior to the date of its consummation.

       8. Legend on Stock Certificates. Until and unless the S-8 registration statement to be filed which is intended to register the shares to be issued pursuant to the exercise of the options granted herein is eff'ective, Certificates evidencing Common Stock to be distributed pursuant to the Agreement and the Plan shall, to the extent appropriate at the time, have noted conspicuously on the certificates an appropriate restrictive legend which is intended to give all persons full notice of the existence of any conditions, restrictions, rights and obligations related to the free transferability of the shares issued.

      9. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Utah; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

      10. Successors. This Agreement shall be binding upon and insure to the benefits of the heirs, legal representatives, successors and permitted assigns of the parties.

      1l. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

      12.Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      13. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreernent expresses the entire understanding and agreement of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instruments.

      14. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.


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      15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      16. No Employment Rights Created. Neither the establishment of the Plan nor the grant of the Option hereunder shall be construed as giving the Optionee the right to continued employment with the Company or a subsidiary.

      IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                                    CYCLOPSS CORPORATION



                                    By: /s/ Steve Sarich, Jr.
                                    -----------------------------------------
                                        Steve Sarich Jr.

                                 And By:/s/ Michael J. Lakis
                                    -----------------------------------------
                                        Michael J. Lakis

                                 Title: Compensation Committee
                                 Board of Directors

                                    OPTIONEE:

                                    /s/ William R.  Stoddard
                                    ----------------------------------------
                                    William R. Stoddard

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